UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2010

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3769440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) IHS Inc., a Delaware corporation, (the “Company”) grants long-term incentive awards to its executive officers under the Company’s stockholder-approved 2004 Long-Term Incentive Plan. Beginning with fiscal year 2011, the Company may grant as part of its annual compensation cycle new performance-based restricted stock unit awards to certain of its executive officers pursuant to the form of agreement attached hereto as an exhibit, which is hereby incorporated by reference in its entirety. These performance-based restricted stock unit awards will vest upon the achievement of performance objectives, which may be based on, among other things, financial metrics, other corporate valuation measures, or special initiative objectives. The awards are designed to further the objectives of the Company’s executive compensation program which continues to focus on aligning executives incentives with shareholder value, providing for long-term retention of our leadership team, and driving long-term value to our shareholders.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	IHS Inc. 2004 Long-Term Incentive Plan, Form of Restricted Stock Unit Award—Performance-Based

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: December 10, 2010	By:	/S/ STEPHEN GREEN
Stephen Green
General Counsel and Secretary